CLYDE BAILEY P.C.
                            Certified Public Accountant
                               10924 Vance Jackson #404
                               San Antonio, Texas 78230
                                   (210) 699-1287 (ofc)
                 (888) 699-1287 -- (210) 691-2911 (fax)





January 10, 2003





Securities and Exchange Commission
Washington, D.C.  20549




RE:  HerbalOrganics.com
     Registration Statement on Form 10-KSB


I consent to the use of my report, dated January 10, 2003, in the Company's Form 10-KSB annual report filing with the Securities and Exchange Commission.

Sincerely,



Clyde Bailey, CPA